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                                                                   EXHIBIT 10.9



                           STOCK PURCHASE AGREEMENT

This agreement, made and entered into this 23rd day of November, 1994, is by and between Ovington Investments Ltd (hereinafter referred to as "the Seller") and First Nordic Equity Partners Corp. (hereinafter referred to as "FNEPC" or "the Buyer").

WHEREAS, pursuant to a Stock Purchase Agreement dated May 16, 1994 (the "Original Stock Purchase Agreement"), annexed hereto as Exhibit 1, Ovington Investments Ltd agreed to sell 3,000 shares (or 100%) of the outstanding shares (the "Shares") of common stock issued and outstanding in the Swedish company Storebro Machine AB, registered in Sweden as No. 556327-9146 (hereinafter referred to as the "Company"), to FNEPC; and

WHEREAS, pursuant to a subsequent Stock Purchase Agreement dated October 3, 1994 (the "Second Stock Purchase Agreement"), annexed hereto as Exhibit 2, by and between the Seller and FNEPC, the parties agreed that the Original Stock Purchase Agreement was null and void and the terms and conditions of the purchase of the 3,000 Shares of the Company by FNEPC from the Seller would be governed by the Second Purchase Agreement; and

WHEREAS, the Seller and FNEPC now desire to have the Second Purchase Agreement declared null and void, and enter into this stock purchase agreement (the "Agreement") setting forth the terms and conditions of the FNEPC purchase of the Shares; and

WHEREAS, the Seller has previously received from the Buyer Swedish Crowns ("SEK") 1,975,000.- in cash, as down payment for the Shares sold and transferred to FNEPC;

NOW THEREFORE, in consideration of the mutual agreement hereinafter set forth, the parties hereto, intending to be bound hereby, agree as follows:

1. Upon, and subject to, the terms and conditions set forth in this agreement, the Seller hereby agrees to sell to the Buyer, free and clear of all liens, pledges and encumbrances of every kind, character and description whatsoever, 3,000 (or 100%) of the total outstanding shares of common stock of the Company.

2. The consideration to be paid to the Seller by the Buyer for the 3,000 Shares of the Company's common stock shall be SEK 12,000,000.-, inclusive of all commissions and other payments. Such purchase price has been paid/shall be paid as follows:

     a. An initial cash payment of SEK 1,975,000.- (one million nine hundred and seventyfive thousand). The parties hereby acknowledge and represent that such payment has been made by the Buyer and received by the Seller.

     b. The balance of SEK 10,025,000.- (ten million twentyfive thousand) shall be paid by the Buyer in form of 490,197 shares of the Buyer's common stock, par value $.001. The Seller hereby agrees that, as a condition to the issuance of such Shares, the Buyer shall complete the attached document annexed hereto as Exhibit A. The Seller shall receive such number of Shares within 60 calendar days from the date of this agreement.

3. The Seller hereby represents and warrants that it has good and marketable title to the 3,000 Shares of the common stock of the company to be transferred pursuant to this Agreement, and has the absolute right and necessary authority to sell, assign and transfer all of said Shares to the Buyer, free and clear of all liens, claims, pledges and encumbrances of any kind. The Seller also hereby represents and warrants that it has taken all action necessary to sell the Shares to the Buyer.


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4.   This instrument contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and shall not be changed or terminated except by written amendment signed by the parties hereto.

5. The parties hereby agree that this Agreement supersedes all agreements between the parties, oral or otherwise, including the Original Stock Purchase Agreement and the Second Stock Purchase Agreement (collectively, the "Previous Agreements"), and that the Previous Agreements are hereby null and void and without further effect.

6. This agreement shall be construed in accordance with, and governed by, New York law.


OVINGTON INVESTMENTS LTD



By: /s/ Goran Haggqvist
   -------------------------------




FIRST NORDIC EQUITY PARTNERS CORP.



By: /s/ Goran Haggqvist    /s/ Kjell Sjostrand
   -------------------------------------------

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                                                                       EXHIBIT A


Gentlemen:

The undersigned entity who is acquiring 490,197 shares of common stock ("the Shares") of First Nordic Equity Partners Corp., a Nevada corporation (the "Company"), pursuant to a Stock Purchase Agreement dated November 23, 1994, by and between the Company and the undersigned, hereby acknowledges, represents, warrants, and covenants as follows:

1. The Shares being acquired have not been registered under the Securities Act of 1933, as amended (the "Act") and are not freely tradeable. The Shares must be held indefinitely, unless either a registration statement with respect to the shares is filed and declared effective under the Act or an exemption from the registration requirements of the Act is available.

2. The Company has no obligation to register any or all of the Shares under the Act for distribution or sale. The Company has not agreed with anyone to comply with Regulation A or any other exemption under the Act respecting the resale or other transfer of the Shares.

3. The Shares are being acquired for investment purposes only for the undersigned's own account and not with a view to sale or resale, distribution (as that term is defined in the Act), or transfer, or to offers in connection therewith. When the shares have been issued to the undersigned, no other person will have a beneficial interest in the Shares.

4. The Company will affix a legend in substantially the following form to the certificates evidencing the shares:

     "The securities represented by this certificate have nor been registered under the Securities Act of 1933, as amended, and may not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, unless either the shares have been registered under said Act or an exemption from such registration requirement is available. If the shares are to be sold or transferred pursuant to an exemption from the registration requirements, the Company may require a written opinion of counsel, satisfactory to counsel for the Company, to the effect that registration is not required and that such transfer will not violate the Act or applicable state securities law."

5. Prior to any proposed sale, pledge, hypothecation, gift or other transfer, for value or otherwise, of any or all of the shares or of any interest therein (hereinafter, a "transfer"), the undersigned shall give written notice to the Company describing the transfer, unless the shares have first been registered under the Act. The undersigned shall not effect any transfer unless and until (a) the Company receives an opinion of the undersigned's counsel that the shares have been registered under the Act, or in form and substance acceptable to counsel for the Company, that the transfer may be effected without registration under the Act, and without registration or qualification under applicable state securities laws, and
     (b) satisfaction of such other conditions as may be required by counsel to the Company in order to assure compliance with the Act and with applicable state securities laws.



Very truly yours,

OVINGTON INVESTMENTS LTD


By: /s/ [ILLEGIBLE]
    --------------------------

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